Exhibit 10.6

                           ALL-COMM MEDIA CORPORATION

                           MEMORANDUM OF UNDERSTANDING

- - --------------------------------------------------------------------------------


         This is to confirm our understanding that we hereby agree to amend the payments due to Stephen Dunn from All-Comm Media Corporation in the following manner:

         1. The stated principal payment of $375,000 due October 1, 1995 is hereby agreed to be amortized and paid over a 12-month period commencing January 1996, at a rate of 10 percent interest per annum. The 12 month payments will be $33,792.67 or $405,512.04 in the aggregate A schedule attached hereto.

         2. The interest payments of approximately $30,000 per month due on October 1, 1995, November 1, 1995 and December 1, 1995, are hereby agreed to be paid upon the earlier of: (i) the date that All-Comm Media Corporation consummates a proposed financing of its unimproved real property located in Laughlin, Nevada; or (ii) the date that All-Comm Media Corporation consummates any equity financing in excess of $500,000; or (iii) if neither (i) nor (ii) above is accomplished by December 31, 1995, the sum of the interest payments then due shall be amortized and paid, with interest at ten percent per annum, over a twelve month period commencing in January, 1996 in the same manner as the principal payments in Paragraph 1. Above. The unpaid sum of interest payments so deferred shall be paid in full, with interest, on the date of any financing of the Laughlin, Nevada property or of any property or of any All-Comm Media Corporation equity financing in excess of $500,000.

         3. The parties agree that the "Excess Net Worth Payment" shall be equal to $375,000 and that Stephen Dunn shall be entitled to be paid such amount forthwith by Stephen Dunn & Associates, Inc. Notwithstanding any other covenant or agreement on the part of Stephen Dunn to the contrary contained in the Stock Purchase Agreement, the Operating Covenants Agreement or any other agreement between the parties hereto.

         4. Other than the above amendments, and such specific conditions as may apply to the interest rate change and changes in the due dates of principal and interest, the terms of the payments due Stephen Dunn by All-Comm Media Corporation shall remain unchanged.


Agreed and accepted                         Agreed and accepted
this 1st day of October, 1995               this 1st day of October, 1995




by:  /s/  E. William Savage                 by:  /s/  Stephen Dunn
     ----------------------------                -------------------------------
     E. William Savage, President                Stephen Dunn
     and Chief Operating Officer
     All-Comm Media Corporation

                     PRINCIPAL PAYMENT AMORTIZATION SCHEDULE


Principal:            $375,000 due October 1, 1995

Interest Rate:        10% per annum on unpaid principal

Payment Schedule:     No payments through December 31, 1995.  Principal and
                      interest payable in 12 equal monthly installments thereafter. Principal and interest due at December 31, 1995 is $384,375.

1996 Payments:          Date           Principal         Interest            Total
                      ----------------------------------------------------------------

                      01/31/96         $30,589.55        $3,203.12         $33,792.67

                      02/29/96         $30,844.46        $2,948.21         $33,792.67

                      03/31/96         $31,101.50        $2,691.17         $33,792.67

                      04/30/96         $31,360.67        $2,432.00         $33,792.67

                      05/31/96         $31,622.01        $2,170.66         $33,792.67

                      06/30/96         $31,885.53        $1,907.14         $33,792.67

                      07/31/96         $32,151.24        $1,641.43         $33,792.67

                      08/31/96         $32,419.17        $1,373.50         $33,792.67

                      09/30/96         $32,689.33        $1,103.34         $33,792.67

                      10/31/96         $32,961.74        $  830.93         $33,792.67

                      11/30/96         $33,236.42        $  556.25         $33,792.67

                      12/31/96         $33,513.38        $  279.29         $33,792.67
                                      -----------       -----------       -----------

                      TOTALS:         $384,375.00       $21,137.04        $405,512.04

                           ALL-COMM MEDIA CORPORATION

                       SECOND MEMORANDUM OF UNDERSTANDING
- - --------------------------------------------------------------------------------



         This is to confirm our understanding that we hereby agree to amend for a second time certain of the provisions of that certain Stock Purchase Agreement, dated January 31, 1995 (the "Purchase Agreement"), between All-Comm Media Corporation (formerly Alliance Media Corporation) (hereinafter "All-Comm") and Stephen Dunn (hereinafter "Dunn") in each of the following respects:

         1. Notwithstanding the provisions of Section 2.1(t) of the Operating Covenants Agreement (as defined in Section 2(e) of the Purchase Agreement), Dunn agrees to cause Stephen Dunn & Associates, Inc. (Hereinafter SD&A") to enter into a tax allocation agreement (hereinafter the "Tax Treaty") with All-Comm, effective retroactive to April 25, 1995, pursuant to which All-Comm's actual federal and state income tax liability for all past and future fiscal periods, as determined in good faith by Coopers & Lybrand and approved by Dunn (which approval shall not be unreasonably withheld), will be allocable between SD&A and All-Comm and each of All-Comm's other subsidiaries, if any.

         2. Notwithstanding the provisions of Section 2.1(a) of the Operating Covenants Agreement, Dunn agrees that SD&A will make a cash distribution to All-Comm in an amount equal to $125,000 concurrently with the execution and delivery of this document by the parties. In this regard, Dunn and All-Comm acknowledge and agree that such $125,000 payment may be greater or less than the amount of federal and state income tax liability properly allocable to SD&A for all fiscal periods through and including December 31, 1995 pursuant to the Tax Treaty to be entered into between SD&A and All-Comm pursuant to the provisions of Section 1 hereof.

         3. All-Comm and Dunn agree that, for purposes of determining SD&A's Working Capital and Working Capital Limit (as such terms are defined in Section 2.1(a) of the Operating Covenants Agreements) pursuant to the provisions of Sections 2.1(a) and 2.2(a) of Operating Covenants Agreement, SD&A shall only be required to calculate and record its actual federal and state income tax liability as part of a consolidated group pursuant to the Tax Treat as opposed to calculating and recording its federal and state income tax liability as a stand-alone entity.

         4. From and after the Substantial Payment Date (as defined in Section
4.2 of the Operating Covenants Agreement), Dunn hereby agrees that the interest rate on all payments due from All-Comm to Dunn pursuant to Section 2(a) (ii) of the Purchase Agreement and Exhibit 2(a) (ii) to the Purchase Agreement shall be reduced to the lesser of: (a) eight percent (8%) simple interest non-compounded per annum; or (b) the simple interest rate per annum non-compounded announced, from time to time, by Bank of America NT&SA, at its downtown Los Angeles, California headquarters, as its "prime" or "reference" rate.

         5. Notwithstanding any contrary provision in the Purchase Agreement or the Operating Covenants Agreement, Dunn hereby agrees to cause SD&A to pay the amount of the invoices heretofore submitted by Coopers & Lybrand to All-Comm whether or not such invoiced amounts are properly allocable to SD&A as opposed to All-Comm pursuant to the Purchase Agreement and/or the

Operating Covenants Agreement. Notwithstanding the foregoing, such payment by SD&A shall not affect, in any manner whatsoever, the calculation of SD&A's pre-tax earnings pursuant to the provisions of Section 2(f) (ii) (B) of the Purchase Agreement for the first Post-Closing Year (as defined in Section 2(d) of the Purchase Agreement).

         6. Notwithstanding any contrary provisions set forth in Section 4.1 of the Operating Covenants Agreements, All-Comm hereby agrees that the amount to be payable by Dunn pursuant to such Section 4.1 of the Operating Covenants Agreement as the repurchase price for the Shares (as defined in recital A of the Operating Covenants Agreement) shall be credited by an amount equal to the sum of: (a) the $125,000 distributed by SD&A by All-Comm pursuant to Section 2 of this document; and (b) all amounts paid by SD&A to All-Comm pursuant to Section 5 of this document to the extent that such amounts exceed the amounts properly allocable to SD&A as opposed to All-Comm pursuant to the Purchase Agreement and/or the Operating Covenants Agreement as determined in good faith by Coopers & Lybrand and approved by Dunn (which approval shall not be unreasonably withheld).

         7. In consideration of Dunn's agreements set forth in Sections 1 through 6 hereof, All-Comm agrees to use its best efforts to raise $7,500,000 in additional financing pursuant to a private placement of its notes and warrants to sophisticated investors located by Cruttenden Roth and, upon the successful consummation of such private placement as shall be necessary to cause the Substantial Payment Date to have occurred as a result of such payments and/or prepayments.

         8. Except as set forth herein, all of the terms and provisions of the Purchase Agreement and the Operating Covenants Agreement, as heretofore amended, between All-Comm and Dunn shall remain in full force and effect.

Agreed and accepted                          Agreed and accepted
as of January 9, 1996                        as of January 9, 1996

ALL-COMM MEDIA CORPORATION
(formerly Alliance Media Corporation)



By:  /s/  E. William Savage                  By:  /s/  Stephen Dunn
     ------------------------------               ------------------------------
     E. William Savage, President                 Stephen Dunn
     and Chief Operating Officer

                           ALL-COMM MEDIA CORPORATION

                 AMENDMENT TO SECOND MEMORANDUM OF UNDERSTANDING

This is to confirm our understanding that we hereby amend the Second Memorandum of Understanding dated January 9, 1996 between All-Comm Media Corporation and Stephen Dunn in the following manner:

                  The stated principal payment of $375,000 due January 1, 1996 and related interest thereto is hereby agreed to be due and payable on the earlier of February 29, 1996 or the Substantial Payment Date referred to in Paragraph 7 of the Second Memorandum of Understanding.

Except as set forth herein, all of the terms and provisions of the Purchase Agreement and the Operating Covenants Agreement, as heretofore amended, between All-Comm Media Corporation and Stephen Dunn remain in full force and effect.




Agreed and accepted                         Agreed and accepted
as of January 9, 1996                       as of January 9, 1996


ALL-COMM MEDIA CORPORATION



By:   /s/  E. William Savage                /s/  Stephen Dunn
      -----------------------------         ------------------------------------
      E. William Savage, President          Stephen Dunn
      and Chief Operating Officer

                           ALL-COMM MEDIA CORPORATION

                        THIRD MEMORANDUM OF UNDERSTANDING

- - --------------------------------------------------------------------------------


This is to confirm our understanding that we hereby agree to amend for a third time, effective as of February 29, 1996 and in memorialization of the agreements reached as of such date, certain of the provisions of that certain Stock Purchase Agreement, dated January 31, 1995 (the "Purchase Agreement"), between All-Comm Media Corporation (formerly Alliance Media Corporation) (hereinafter "All-Comm") in each of the following respects:

         1. Notwithstanding any contrary provisions contained in Sections 2.1 or
2.2 of the Operating Covenants Agreement (as defined in Section 2 (e) of the Purchase Agreement), Dunn agrees to cause Stephen Dunn & Associates, Inc. (Hereinafter "SD&A") to loan All-Comm an additional $500,000 on or prior to April 5, 1996. Such loan shall: (i) bear interest on unpaid principal at a rate equal to 10% per annum; and (ii) be all due and payable on the earlier of June 30, 1996 or 10 days after the date that All-Comm successfully completes its proposing financing through Cruttenden Roth. Stephen Dunn may loan a portion of such $500,000 from his personal funds, which loan shall also bear interest on unpaid principal at a rate equal to 10% per annum and shall also be due and payable by no later than June 30, 1996. In consideration of such $500,000 loan, All-Comm agrees to pay Dunn a $3,257.36 loan processing fee in accordance with the provisions of Section 2 hereof.

         2. All-Comm hereby agrees that $250,000 of such $500,000 loan shall be used to pay Stephen Dunn $250,000 in accrued but unpaid interest due him, as a prepayment of interest to be due him pursuant to the Purchase Agreement and in satisfaction of the $3,257.36 loan processing fee described in Section 1 hereof, all as set forth in Schedule "A" attached hereto. The remaining $250,000 of such $500,000 loan shall be used by All-Comm to pay professional fees which are more than 90 days in age, make certain payments due with respect to All-Comm's Laughlin real property and/or provide working capital for All-Comm's corporate staff.

         3. All-Comm and Dunn hereby agree that SD&A shall be responsible for paying or reimbursing Dunn for all legal and accounting fees and expenses incurred by Dunn after April 25, 1995 which relate to: (a) any discussions and/or negotiations resulting in any amendments or proposed amendments to the Purchase Agreement, the Operating Covenants Agreement and/or any other agreement between All-Comm and Dunn; or (b) the issue of whether or not it was advisable for All-Comm to make an election pursuant to Section 338 of the Internal Revenue Code as a result of All-Comm's acquisition of the SD&A stock from Dunn and the effects of such election on SD&A and/or Dunn (collectively the "Post-Closing Professional Expenses").

         4. Notwithstanding any contrary provisions contained in Section 4.1 of the Operating Covenants Agreement, All-Comm hereby agrees that the amount to be payable by Dunn pursuant to such Section 4.1 of the Operations Covenants Agreement as the repurchase price for the Shares (as defined in Recital A of the Operating Covenants Agreement) shall, in addition to the credits referred to in
Section 6 of the parties' Second Memorandum of Understanding, dated January 9, 1996, as itself amended (collectively the "Second Memorandum"), but subject to the provisions of Section 6 hereof, be further credited by an amount equal to the sum of: (i) the $500,000 (and all accrued interest thereon) loaned by SD&A to All-Comm pursuant to Section 2 of this document; (ii) the $35,000 (and all accrued but unpaid interest thereon) heretofore loaned by SD&A to All-Comm pursuant to that certain Promissory Note, dated February 15, 1996;
(iii) an amount equal to 10% per annum on the $125,000 heretofore advanced by SD&A to All-Comm pursuant to Section 2 of the Second Memorandum, from the date of such advance through June 30, 1996; and (iv) the aggregate amount of the Post-Closing Professional Expenses as determined pursuant to Section 7 below. All-Comm and Dunn hereby further reconfirm that, in the event that Dunn exercises his repurchase rights in respect of the Shares pursuant to Section 4.1 of the Operating Covenants Agreements after a default by All-Comm pursuant to
Section 5 hereof or any other default, neither Dunn or SD&A, on the one hand, nor All-Comm, on the other hand, shall have any further rights or obligations to the other party or parties under the Purchase Agreement, as heretofore and herein amended, the Operating Covenants Agreements, as heretofore and herein amended, any employment agreement between SD&A and Dunn or otherwise.

         5. Notwithstanding any contrary provisions contained in the Purchase Agreement, the Operating Covenants Agreement or any other agreement or amendment thereto between All-Comm and Dunn, All-Comm and Dunn hereby agree that: (i) except as specifically provided in Section 2 hereof, All-Comm shall not be obligated to pay any installments of principal and/or interest otherwise due Dunn pursuant to the Purchase Agreement prior to June 30, 1996 (or previously deferred pursuant to any prior amendment thereto) until the earlier of June 30, 1996 or 10 days after the closing of the proposed Cruttenden Roth financing referred to in Section 7 of the Second Memorandum or the closing of any other financing in lieu of such Cruttenden Roth financing; and (ii) All-Comm shall be deemed to be in default in respect of its obligation to Dunn if such principal and/or interest payments are not paid by June 30, 1996 (notwithstanding the 60-day grace period otherwise provided for in the Purchase Agreement, the Operating Covenants Agreement or any other agreement between All-Comm and Dunn) which, among other things, shall thereafter entitle Dun to repurchase the SD&A shares from All-Comm pursuant to Section 4.1 of the Operating Covenants Agreement. Notwithstanding the foregoing provisions of this Section 5, all interest accruals on unpaid installments of principal and/or interest on all obligations of All-Comm due Dunn pursuant to the Purchase Agreement, as heretofore and herein amended, shall continue to accrue as set forth in the applicable provision of the Purchase Agreement, as heretofore and herein amended.

         6. All-Comm and Dunn agree that the allocation between SD&A and All-Comm of the $77,595 in accounting fees heretofore paid directly by SD&A to Coopers & Lybrand on All-Comm's behalf (or advanced by SD&A to All-Comm for purpose of paying such accounting fees) in respect of All-Comm's most recently-completed fiscal year, as required by Section 6 of the Second Memorandum, shall be determined in good faith by Coopers & Lybrand and approved by Dunn (which approval shall not be unreasonably withheld) by no later than April 30, 1996 and shall be set forth in a writing signed by All-Comm and Dunn. In the event that such allocation is not so determined and set forth in a writing signed by all-Comm and Dunn by April 30,1996, All-Comm and Dunn agree that the amount of Coopers & Lybrand's accounting fees properly allocable to SD&A and All-Comm shall be deemed to be $27,595 and $50,000, respectively.

         7. All-Comm and Dunn agree that the amount of the Post-Closing Professional Fees through March 31, 1996 shall be mutually agreed upon in writing by All-Comm and Dunn by no later than April 30, 1996. In the event that the amount of the Post-Closing Professional Fees is not so mutually agreed upon by April 30, 1996, All-Comm and Dunn agree the amount of the Post-Closing Professional Fees through March 31, 1996 shall be deemed to be $60,000.

         8. In the event that Dunn exercises his right to repurchase the Shares from All-Comm on or after July 1, 1996, All-Comm agrees that it shall be required to file, and will file, consolidated federal and combined state income tax returns for itself, SD&A and all of its other active subsidiaries in respect of the fiscal year ended June 30, 1996 and any subsequent stub periods and that All-Comm (and not SD&A) shall be solely responsible for Paying , and will pay, any and all federal and state income tax liabilities of such group (including any interest and penalties) in respect of such fiscal year and any stub period thereafter irrespective of any prior tax treaty executed or otherwise agreed to by All-Comm, Dunn and/or SD&A. Notwithstanding the foregoing, Dunn agrees to cause SD&A to cooperate with All-Comm in connection with All-Comm's preparation and filing of such federal and state income tax returns in respect of such fiscal year and any subsequent stub period.

         9. All-Comm represents that this Third Memorandum of Understandings as well as all prior amendments to the Purchase Agreement and the Operating Covenants Agreement have been duly authorized by all necessary corporate action on its part.

         10. Except as set forth herein, all of the terms and provisions of the Purchase Agreement and the Operating Covenants Agreement, as heretofore amended, between All-Comm and Dunn (including, but not limited to, the provisions of Section 7 of the Second Memorandum) shall remain in full force and effect. All-Comm and Dunn agree that, in the event that any of the provisions hereof are deemed to be inconsistent with the provisions of the Purchase Agreement and the Operating Covenants Agreement, each as heretofore amended, the provisions of this Third Memorandum of Understanding shall prevail over any such inconsistent provisions of the Purchase Agreement and the Operating Covenants Agreement, each as heretofore amended.

ALL-COMM MEDIA CORPORATION
(formerly Alliance Media Corporation)



By:   /s/  E. William Savage                       /s/  Stephen Dunn
      ----------------------------                 -----------------
      E. William Savage, President                 Stephen Dunn
      and Chief Operating Officer

                           ALL-COMM MEDIA CORPORATION
                        THIRD MEMORANDUM OF UNDERSTANDING
                                  SCHEDULE "A"

   PRINCIPAL             PERIOD             DUE            # OF     INTEREST       ACCRUED
    AMOUNT                                  DATE           DAYS       RATE         INTEREST
- - --------------------------------------------------------------------------------------------
    4,125,000     09/01/95 - 09/30/95       10/01/95       30       8.75%         $29,666.10
*   3,750,000     10/01/95 - 10/31/95       11/01/95       31       8.75%          27,868.15
    3,750,000     11/01/95 - 11/30/95       12/01/95       30       8.75%          26,969.18
    3,750,000     12/01/95 - 12/19/95       01/01/96       19       8.75%          17,080.48
    3,750,000     12/20/95 - 12/31/95       01/01/96       12       8.50%          10,479.45
    3,750,000     01/01/96 - 01/31/96       02/01/96       31       8.50%          27,071.92
    3,750,000     02/01/96 - 02/29/96       03/01/96       28 **    8.25%          23,732.88
    3,750,000     03/01/96 - 03/31/96       04/01/96       31       8.25%          26,275.68
    3,750,000     04/01/96 - 04/30/96       05/01/96       30       8.25%          25,428.08
    3,750,000     05/01/96 - 05/31/96       06/01/96       31       8.25%          26,275.68
                                                                                 -----------
    SUBTOTAL                                                                      240,847.60

INTEREST DUE ON PAST-DUE INTEREST - EXHIBIT 2(A)(II)                                4,111.61

LOAN PROCESSING FEE                                                                 3,257.36

PREPAID INTEREST PARTIAL FOR JUNE 1996                                              1,783.43
                                                                                 -----------

    TOTAL                                                                        $250,000.00
                                                                                 ===========


* REDUCTION IN PRINCIPAL COVERED IN MEMORANDUM OF UNDERSTANDING DATED OCTOBER 1, 1995, AND 3 PAYMENTS OF $33,792.67 EACH ARE CURRENTLY LATE AND IN ARREARS.

**  NOTE USED 28 DAYS AND 365 DAY YEAR FOR CONSISTENCY.